UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2007
Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1
Clifton, New Jersey 07012

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (973) 574-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (b) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 20, 2007. Mr. Henry J. Schweiter, a member of the board of directors (the “Board”) of Electronic Control Security Inc. (the “Company”), informed the Company of his intention to resign from the Board in order to pursue other interests and devote more time to other obligations. Mr. Schweiter’s resignation became effective immediately. Mr. Schweiter advised the Company that upon request he would be available to provide assistance to the Company.

Additionally, on December 26, 2007, Mr. David J. Friedman, a member of the Board, informed the Company of his intention to resign from the Board in order to pursue other interests. Mr. Friedman also advised the Company of his availability to consult with him in the future should the need arise. Mr. Friedman’s resignation became effective immediately.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRONIC CONTROL SECURITY INC.

Date: December 27 , 2007	By:	/s/ Arthur Barchenko
Arthur Barchenko, Chief Executive Officer